Exhibit 99.1

September 24, 2013

To:	Holders of Onyx Pharmaceuticals, Inc.
4.00% Convertible Senior Notes due 2016

and

Wells Fargo Bank, National Association

Corporate Trust Services, MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Onyx Pharmaceuticals, Inc. Account Manager

Re:	Notice of Anticipated Make-Whole Fundamental Change

Reference is hereby made to the Indenture, dated as of August 12, 2009 (the “Base Indenture”), between Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Onyx”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as modified by the First Supplemental Indenture, dated as of August 12, 2009 (the “First Supplemental Indenture”), between the Company and the Trustee, relating to the Company’s 4.00% Convertible Senior Notes due 2016 (CUSIP No. 683399 AB 5) (the “Notes”). Capitalized terms used but not defined in this notice shall have the meanings ascribed to such terms in the First Supplemental Indenture. Copies of the Base Indenture and the First Supplemental Indenture were filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2009.

On August 24, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amgen Inc. (“Parent”), a Delaware corporation, and Arena Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). A copy of the press release publicly announcing the execution of the Merger Agreement and a copy of the Merger Agreement were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2013.

Pursuant and subject to the Merger Agreement, Purchaser has commenced a tender offer (such tender offer, as it may be extended, amended and supplemented from time to time as permitted by the Merger Agreement, the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”) (which shares of Company Common Stock, are hereinafter referred to as the “Shares”) at a price of $125.00 per Share, payable net to the Holder thereof in cash, without interest (such amount, or any different amount per Share that may be paid pursuant to the Offer in accordance with the terms of the Merger Agreement, the “Offer Price”), subject to any withholding of taxes required by applicable law. The obligation of Purchaser to accept for payment and to pay for any Shares tendered in the Offer is subject to, among other things, the condition that there be validly tendered in accordance with the terms of the Offer and not withdrawn a number of Shares that, together with the Shares then owned by Purchaser, represents at least one-half (1/2) of the sum of (x) all Shares then issued and outstanding plus (y) all Shares that the Company may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares, including all then outstanding equity awards issued to its employees and consultants and the Notes (after giving effect to any Make-Whole Fundamental Change, assuming the effectiveness thereof occurred on the Expiration Date (as defined in the Merger Agreement)) (the “Minimum Condition”).

If Purchaser shall have consummated the Offer after satisfaction of all conditions precedent, including the Minimum Condition, and shall have purchased all of the Shares validly tendered and not withdrawn (“Consummation of the Offer”), then Purchaser shall file a Schedule TO under the Exchange Act disclosing that Parent has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity (the “Majority Ownership Schedule TO”). As soon as practicable following the Consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”), and each issued and outstanding Share will be converted into the right to receive the Offer Price, without interest, subject to any withholding of taxes required by applicable law. In accordance with Section 5.05(m) of the First Supplemental Indenture, Notes that are surrendered for conversion from and after the effective date of the Merger will be converted into the right to receive an amount in cash per $1,000 principal amount of Notes based on the Conversion Rate in effect on the Conversion Date multiplied by the Offer Price per Share of $125.00 (less any applicable withholding taxes), and will not receive any Shares of Company Common Stock.

In accordance with Section 5.01(d)(i) of the First Supplemental Indenture, notice is hereby given that the filing of the Majority Ownership Schedule TO and, if the Merger were to occur on the same day as the filing of the Majority Ownership Schedule TO, the Merger (in each case, a “Make-Whole Fundamental Change Event”) would constitute a Make-Whole Fundamental Change under the terms of the First Supplemental Indenture, and the date of the filing of such Majority Ownership Schedule TO would constitute the effective date of the Make-Whole Fundamental Change under Section 5.07(b) of the First Supplemental Indenture.

The Consummation of the Offer and the Merger remains subject to customary closing conditions, including the Minimum Condition. Subject to the satisfaction of these conditions, the Company currently expects that the effective date of the Make-Whole Fundamental Change will occur on or around October 1, 2013, which is the current scheduled expiration date of the Offer. The Company, however, is unable to give any assurances as to the actual date of the effective date of the Make-Whole Fundamental Change, or if it will occur at all. Pursuant to the Merger Agreement, Purchaser is required to extend the Offer (a) for periods of not more than five business days each or such other number of business days as the Company, Parent and Purchaser may agree, but not beyond February 24, 2014 (the “End Date”) in order to permit the satisfaction of all remaining conditions (subject to the right of Purchaser to waive any condition to the Offer (other than the Minimum Condition) in accordance with the Merger Agreement), if at any scheduled expiration date of the Offer, any condition to the Offer has not been satisfied or waived (other than the Minimum Condition, which may not be waived by Purchaser) and (b) for any period or periods required by applicable law or any interpretation or position of the SEC or its staff or the NASDAQ Stock Market or its staff, provided Purchaser is not obligated to extend the Offer beyond the End Date.

In accordance with Section 5.01(d)(i) of the First Supplemental Indenture, as a result of the Make-Whole Fundamental Change Event, the Notes may be surrendered for conversion at any time beginning on the Business Day following the effective date of the Make-Whole Fundamental Change Event until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date. This conversion right is separate from the conversion right in effect during the calendar quarter staring July 1, 2013 due to the Last Reported Sale Price of the Company Common Stock pursuant to Section 5.01(a) of the First Supplemental Indenture, which conversion right will remain in effect after the Make-Whole Fundamental Change Period (defined below) has ended. The Fundamental Change Repurchase Date will be a date specified by the Company by separate notice that is not less than 20 Business Days and not more than 35 Business Days after the date the Company delivers the Fundamental Change Repurchase Right Notice to the Holders, as required by Section 4.01(b) of the First Supplemental Indenture, which delivery will be no later than 15 calendar days after the effective date of the Make-Whole Fundamental Change.

The Conversion Rate in effect on September 24, 2013 is 25.2207 shares of Company Common Stock per $1,000 principal amount of Notes, which equates to a Conversion Price of approximately $39.65 per Share. The Conversion Rate applicable to Notes that are surrendered for conversion beginning on the Business Day following the effective date of the Make-Whole Fundamental Change and ending at 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Make-Whole Fundamental Change Period”), will be increased pursuant to Section 5.07 of the First Supplemental Indenture.

No later than 20 days after the effective date of the Make-Whole Fundamental Change, the Company will provide notice of such effective date. In accordance with Section 5.12 of the First Supplemental Indenture, after the Conversion Rate is adjusted as a result of the Make-Whole Fundamental Change, the Company will promptly notify the Trustee and any Conversion Agent of the Conversion Rate after such adjustment.

Upon termination of the Make-Whole Fundamental Change Period, the Conversion Rate will decrease to the Conversion Rate in effect immediately prior to the Make-Whole Fundamental Change Period. Accordingly, if any Holder fails to convert its Notes during the Make-Whole Fundamental Change Period, that Holder will lose its right to convert its Notes at the increased Conversion Rate. Similarly, any Holder that converts its Notes on or prior to the Effective Date of the Make-Whole Fundamental Change will also not be entitled to convert its Notes at the increased Conversion Rate. THIS NOTICE IS ONLY OF AN ANTICIPATED MAKE-WHOLE FUNDAMENTAL CHANGE. THE MAKE-WHOLE FUNDAMENTAL CHANGE PERIOD HAS NOT COMMENCED. THERE IS NO ASSURANCE THAT A MAKE-WHOLE FUNDAMENTAL CHANGE WILL OCCUR AT THE ANTICIPATED DATE OR AT ALL.

Please refer to the Base Indenture and the First Supplemental Indenture for a more complete description of the increase in the Conversion Rate applicable in connection with a Make-Whole Fundamental Change.

If the Make-Whole Fundamental Change Event occurs, each Holder will also have the right, at the option of such Holder, to require the Company to repurchase for cash all or any portion that is an integral multiple of $1,000 in principal amount of their Notes on the Fundamental Change Repurchase Date (specified by the Company on a date that is between 20 and 35 Business Days after the date of the Fundamental Change Repurchase Right Notice to be provided to the Holders). Such right must be exercised in accordance with and is subject to the satisfaction by the Holders of the requirements set forth in Section 4.01 of the First Supplemental Indenture. Notes that are delivered and not withdrawn in accordance with Section 4.01 shall be repurchased at the Fundamental Change Repurchase Price, equal to 100% of the principal amount of such Notes being repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay the full interest amount payable on such Interest Payment Date to the record holder as of such Regular Record Date).

GENERAL

A copy of this Notice has been sent to all holders of record of the Notes as of September 24, 2013.

The above-referenced CUSIP numbers are included solely for the convenience of the holders of the Notes. No representation is made as to the correctness of such numbers either as printed on the Notes.

ONYX PHARMACEUTICALS, INC.

By:	/s/ Matthew K. Fust
Name:	Matthew K. Fust
Title:	Executive Vice President and Chief Financial Officer

This communication is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities, including the Notes or the Company Common Stock. Amgen Inc. and Arena Acquisition Company have filed a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC, and Onyx Pharmaceuticals, Inc. has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The offer to purchase Company Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The tender offer statement has been filed with the SEC by Amgen and Arena Acquisition Company, a wholly owned subsidiary of Amgen, and the Solicitation/Recommendation Statement has been filed with the SEC by Onyx. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of Onyx’s filings with the SEC may be obtained free of charge at the “Investors” section of Onyx’s website at www.onyx.com.

Forward-Looking Statements

Statements in this communication and the documents that the Company has filed with the SEC that are referred to in this communication may contain, in addition to historical information, certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication and the documents that the Company has filed with the SEC that are referred to in this communication include without limitation statements regarding the planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of Onyx stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Nexavar® (sorafenib) tablets, Kyprolis® (carfilzomib) for Injection and Stivarga® (regorafenib) tablets being the only approved products from which the Company may obtain revenue; competition; failures or delays in the Company’s clinical trials or the regulatory process; dependence on the Company’s collaborative relationship with Bayer; supply of Nexavar, Stivarga or Kyprolis; market acceptance and the rate of adoption of Nexavar, Stivarga and Kyprolis; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, Stivarga or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of the Company’s intellectual property; and product liability risks; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents filed by Parent and Purchaser, and the Solicitation/Recommendation Statement filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication and the documents that the Company has filed with the SEC that are referred to in this communication are qualified in their entirety by this cautionary statement.

5